Exhibit 99.1
GUGGENHEIM CREDIT INCOME FUND
FIRST QUARTER 2022 OVERVIEW
This overview contains details about the portfolio and operating results for the quarter ended March 31, 2022 of Guggenheim Credit Income Fund ("GCIF" or the "Master Fund") and its feeder funds, Guggenheim Credit Income Fund 2019 ("GCIF 2019") and Guggenheim Credit Income Fund 2016 T ("GCIF 2016T") (together, the "Feeder Funds"). This overview should be read in conjunction with the GCIF 2019 and GCIF 2016T Quarterly Reports on Form 10-Q, which each incorporate the GCIF Quarterly Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (the "SEC") on May 16, 2022.
Three Months Ended March 31, 2022 Highlights and Plan of Liquidation Update
•GCIF 2019 declared distributions of $2.27 per share and GCIF 2016T declared distributions of $0.88 per share.
•GCIF's yield on total debt investments was 8.0%, compared to 7.9% as of December 31, 2021 (1).
•GCIF's yield on total investments was 8.0%, compared to 7.9% as of December 31, 2021 (2).
•GCIF's total investments at fair value totaled $109 million, of which 97.8% was in senior debt investments. The portfolio consisted of 56 investments across 29 portfolio companies.
•GCIF had one debt investment on non-accrual status as of March 31, 2022. This represented 1.7% and 0.1% of the portfolio based on amortized cost and fair value, respectively.
•Total Investment Return (3) was 1.63%, 1.46% and 1.27% for GCIF, GCIF 2016T and GCIF 2019 respectively.
•Subsequent to the end of the quarter the Board declared liquidating distributions of $0.78, $0.82, and $2.27 for GCIF, GCIF2016 T and GCIF 2019 respectively. The distributions for GCIF 2016 T and GCIF 2019 will be recorded on May 23, 2022 and paid in cash to investors on May 25, 2022.
The table below is intended to highlight some relevant metrics associated with the Plans of Liquidation:

	GCIF (Master Fund)	GCIF 2016T	GCIF 2019
Cumulative Liquidating Distributions declared per share through May 16, 2022	$3.72	$3.92	$10.66
Number of Portfolio Companies at beginning of Year	34	—	—
Number of Portfolio Companies at end of Period	29	—	—
YTD Portfolio sales and repayments ($ in thousands)	$17,302	—	—
Cumulative Liquidating Distributions Declared through May 16, 2022 ($ in thousands)	$(95,210)	$(63,885)	$(18,509)
Percentage of December 31, 2020 NAV Declared through May 16, 2022	49.20%	49.10%	47.00%
Net Assets at beginning of Year ($ in thousands)	$157,280	$106,886	$32,183
Net Assets at end of Period ($ in thousands)	$139,809	$94,055	$28,639
Net asset value per share at end of Period	$5.46	$5.77	$16.49
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(1)Weighted average effective yield of the total debt investments is calculated as the effective yield of each investment and weighted by its amortized cost as compared to the aggregate amortized cost of all debt investments. Effective yield is the return earned on an investment net of any discount, premium, or issuance costs. Effective yield on total debt investments is calculated before considering the impact of leverage or any operating expenses.
(2)The total investment portfolio yield is calculated before considering the impact of leverage or any operating expenses, and includes all income generating investments, non-income generating investments and investments on non-accrual status.
(3)Total investment return is a measure of the change in total value for shareholders who held the Feeder Funds' common shares at the beginning and end of the period, including distributions declared during the period. Total investment return is based on (i) net asset value per share on the first day of the period, (ii) the net asset value per share on the last day of the period, plus any shares issued in connection with the reinvestment of monthly distributions, and (iii) distributions payable relating to the ownership of shares, if any, on the last day of the period. The total investment return calculation assumes that distributions are reinvested in accordance with the Feeder Funds' distribution reinvestment plan. Since there is no public market for the Feeder Funds' shares, terminal market value per share is assumed to be equal to net asset value per share on the last day of the period presented. Investment performance is presented without regard to sales load that may be incurred by shareholders in the purchase of the Feeder Funds' common shares. Total investment return is not annualized. The Feeder Funds' performance changes over time and currently may be different than that shown above. Past performance is no guarantee of future results.

About Guggenheim Credit Income Fund
GCIF is a non-traded BDC that seeks to invest primarily in large, privately-negotiated loans to private middle market U.S. companies, with a focus on senior secured debt investments. GCIF is advised by Guggenheim Partners Investment Management, LLC ("Guggenheim Investments"), an affiliate of Guggenheim Partners, LLC ("Guggenheim Partners"). For more information, please visit www.GuggenheimCIF.com
GCIF 2016T and GCIF 2019 are closed to new investors.
About Guggenheim Partners, LLC
Guggenheim Investments represents the investment management businesses of Guggenheim Partners and includes Guggenheim, an SEC-registered investment adviser. Guggenheim Partners is a privately-held, global financial services firm with over 2,100 employees and more than $320 billion in assets under management* as of March 31, 2022. It produces customized solutions for its clients, which include institutions, governments and agencies, corporations, insurance companies, investment advisors, family offices, and individual investors.
Guggenheim Investments manages more than $252 billion in assets** across fixed income, equity, and alternatives as of March 31, 2022. Its 250+ investment professionals perform research to understand market trends and identify undervalued opportunities in areas that are often complex and under-followed. This approach to investment management has enabled Guggenheim to deliver long-term results to its clients.
Within Guggenheim Investments is the Guggenheim Corporate Credit Team, which is responsible for all corporate credit strategies. A unified credit platform is utilized for all strategies and is organized by industry as opposed to asset class, which increases its ability to uncover relative value opportunities and to identify and source opportunities. The scale of the platform, combined with the expertise across a wide range of industries and in-house legal resources, allows Guggenheim to be a solution provider to the market and maintain an active pipeline of investment opportunities.
*Assets under management are as of March 31, 2022 and include consulting services for clients whose assets are valued at approximately $81bn.
**Assets under management as of March 31, 2022 and include leverage of $20.0bn. Guggenheim Investments represents the following affiliated investment management businesses of Guggenheim Partners, LLC: Guggenheim Partners Investment Management, LLC, Security Investors, LLC, Guggenheim Funds Distributors, LLC, Guggenheim Funds Investment Advisors, LLC, Guggenheim Corporate Funding, LLC, Guggenheim Partners Europe Limited, GS GAMMA Advisors, LLC, and Guggenheim Partners India Management.
Cautionary Statement Concerning Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Federal securities laws. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. GCIF, GCIF 2019, and GCIF 2016T undertake no obligation to update any forward-looking statements contained herein to conform the statements to actual results or changes in their expectations. A number of factors may cause GCIF’s, GCIF 2019's and GCIF 2016T's actual results, performance or achievement to differ materially from those anticipated. For further information on factors that could impact GCIF, GCIF 2019, and GCIF 2016T performance, please review GCIF’s, GCIF 2019's, and GCIF 2016T's respective filings at the SEC website at www.sec.gov.
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